                                                                                                                                          Exhibit 23.1

                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-118487 and 333-22419) and Form S-8 (Nos. 333-27429 and 333-88430) of Associated Estates Realty Corporation of our report dated February 25, 2009, relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

February 25, 2009